                                                                    EXHIBIT 11.1


                       THE COAST DISTRIBUTION SYSTEM, INC.

                        Computation of Earnings Per Share
                             Quarter Ended June 30,

                                                                               1999
                                                       ------------------------------------------------
                                                         Income               Shares          Per-Share
                                                       (Numerator)         (Denominator)       Amount
                                                       -----------         -------------      ---------
Net earnings                                           $1,155,000
   Dividends paid on preferred stock of subsidiary         (2,000)
                                                       ----------
Net earnings available to common shareholders          $1,153,000
                                                       ==========
Basic and diluted earnings per share                   $1,153,000            4,625,403          $0.25
                                                       ==========            =========          =====

                                                                               1998
                                                       ------------------------------------------------
                                                         Income               Shares          Per-Share
                                                       (Numerator)         (Denominator)       Amount
                                                       -----------         -------------      ---------
Net earnings                                           $1,052,000
   Dividends paid on preferred stock of subsidiary         (3,000)
                                                       ----------
Net earnings available to common shareholders          $1,049,000
                                                       ==========
Basic and diluted earnings per share                   $1,049,000            5,272,607          $0.20
                                                       ==========            =========          =====


                      THE COAST DISTRIBUTION SYSTEM, INC.

                       Computation of Earnings Per Share
                           Six Months Ended June 30,

                                                                               1999
                                                       ------------------------------------------------
                                                         Income               Shares          Per-Share
                                                       (Numerator)         (Denominator)       Amount
                                                       -----------         -------------      ---------
Net earnings                                           $1,495,000
   Dividends paid on preferred stock of subsidiary         (4,000)
                                                       ----------
Net earnings available to common shareholders          $1,491,000
                                                       ==========
Basic and diluted earnings per share                   $1,491,000            4,883,033          $0.31
                                                       ==========            =========          =====

                                                                               1998
                                                       ------------------------------------------------
                                                         Income               Shares          Per-Share
                                                       (Numerator)         (Denominator)       Amount
                                                       -----------         -------------      ---------
Net earnings                                           $1,660,000
   Dividends paid on preferred stock of subsidiary         (6,000)
                                                       ----------
Net earnings available to common shareholders          $1,654,000
                                                       ==========
Basic and diluted earnings per share                   $1,654,000            5,259,814          $0.31
                                                       ==========            =========          =====